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                                                                     EXHIBIT 4.2

                         ISOPIA INTERACTIVE NETWORK INC.




                                     - and -




                                       [ ]






                             STOCK OPTION AGREEMENT







                                  Prepared by:
                                   SMITH LYONS
                                   Suite 5800
                                  Scotia Plaza
                               40 King Street West
                                Toronto, Ontario
                                     M5H 3Z7


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                                TABLE OF CONTENTS
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
ARTICLE 1 DEFINITIONS AND CONSTRUCTION............................................................................2

1.1      Definitions..............................................................................................2
1.2      Construction.............................................................................................2

ARTICLE 2 OPTION AND EXERCISE OF OPTION...........................................................................2

2.1      Issuance of Option.......................................................................................2
2.2      When Option May Be Exercised.............................................................................2
2.3      Exercise on Take-Over Bid or Change in Control...........................................................3
2.4      Manner of Exercise of Option.............................................................................3
2.5      Compliance with Requirements.............................................................................4
2.6      Termination of Employment or Engagement..................................................................4
2.7      Death, Mental Disability or Physical Disability of Optionee..............................................5

ARTICLE 3 ISSUANCE OF SHARES......................................................................................5

3.1      Regulatory Approvals and Regulatory Requirements.........................................................5
3.2      Issuance of Shares.......................................................................................6
3.3      Extent of Liability for Non-Issue of Shares..............................................................6

ARTICLE 4 SHARE APPRECIATION RIGHTS...............................................................................6

4.1      Share Appreciation Rights................................................................................6

ARTICLE 5 OTHER MATTERS...........................................................................................7

5.1      No Fractional Shares.....................................................................................7
5.2      Rights Not Assignable....................................................................................7
5.3      Restriction on Participation by Residents of Foreign Jurisdiction........................................7
5.4      Other Matters............................................................................................7
5.5      Compliance with Applicable Law...........................................................................7
5.6      Governing Law............................................................................................7
5.7      Priority of Stock Option Plan............................................................................7

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                         SIGNING STOCK OPTION AGREEMENT

          THIS SIGNING STOCK OPTION AGREEMENT made as of (todays date),



                                 B E T W E E N:

            ISOPIA INTERACTIVE NETWORK INC., an Ontario corporation,

                 (hereinafter referred to as the "Corporation")



                                     - and -

                                      [ ],

                     (hereinafter referred to as "Optionee")



     WHEREAS the Board of Directors of the Corporation established a Stock Option Plan (the "Plan") effective January 1, 2000, which was approved by the shareholders of the Corporation on January 1, 2000, and the Corporation now wishes to issue the Optionee Options under the Stock Option Plan;

     AND WHEREAS, in order to induce the Optionee to join the Corporation as an employee, the Corporation promised the Optionee Options (as herein defined);

     AND WHEREAS this Agreement is the instrument pursuant to which the Corporation is carrying out its promise to grant options to the optionee for joining the Corporation as an employee.

     NOW THEREFORE in consideration of the mutual covenants herein contained, the parties agree as follows:

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                                   ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

1.1 DEFINITIONS

In this Agreement, capitalized terms shall have the meanings set out in Section
1.1 of the Stock Option Plan attached as Schedule A, except where the context or subject matter is inconsistent therewith.

1.2 CONSTRUCTION

The headings of all sections and subsections in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Whenever the singular or masculine are used in this Agreement, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires. All references to currency in this Agreement are references to Canadian currency. "Hereby," "hereunder", and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other part of this Agreement. In the event of any conflict between this Agreement or any predecessor agreement and the Stock Option Plan, the terms of this Agreement shall govern.

                                    ARTICLE 2
                         OPTIONS AND EXERCISE OF OPTIONS

2.1 ISSUANCE OF OPTIONS

In accordance with its promise to grant "signing" Options to the Optionee, the Corporation hereby issues to the Optionee Options to purchase up to g Shares in the capital stock of the Corporation, as presently constituted, for cash, at a price of g US Dollars (US$g) per Share, upon the terms and conditions set out in this Agreement.

2.2 WHEN OPTION MAY BE EXERCISED

(a) One-quarter of the Options vest on the first anniversary of the commencement of the Optionee's grant date, and the Optionee may exercise them on or after that date. The remaining Options vest on, and may be exercised on or after, the following dates:

     (i) one-quarter of the Options vest on g [Insert second anniversary of date of grant] and the Optionee may exercise them on or after that date;

     (ii) one-quarter of the Options vest on g [Insert third anniversary of date of grant] and the Optionee may exercise them on or after that date;

     (iii) the remaining one-quarter of the Options vest on g [Insert fourth anniversary of date of grant] and the Optionee may exercise them on or after that date.

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(b) Options that have not vested are not exercisable and do not confer any rights upon the Optionee.

(c) When Options are exercised, the number of Shares allotted and issued will be rounded down to the nearest full Share.

(d) All or part of the Shares for which the Options have become exercisable may be purchased at any time after the particular anniversary date, until the expiration or termination of the Options.

(e) The Options shall expire at 5:00 p.m. five years from the date of vest, after which the Options shall be of no further force or effect. In addition, the Options shall expire and all rights hereunder shall be of no further force or effect at such time or upon the happening of certain events as provided elsewhere in this Agreement.

(f) Any amount paid to the Corporation for the Options shall be considered the property of the Corporation and shall not be refunded to the Optionee for any reason, including without limitation if the Options expire without having been exercised.

2.3 EXERCISE ON TAKE-OVER BID OR CHANGE IN CONTROL

Notwithstanding the percentage limitations contained in Section 2.2, if:

(a) there is a Take-Over Bid made for all or part of the issued and outstanding Shares, the Options (if unexpired and not terminated) may be exercised immediately for all the Shares subject to the Options, in order to permit the Shares subject to the Options to be tendered to such a Take-Over Bid; or

(b) there is an offer to purchase all the issued and outstanding Shares, the Board may, in its discretion, require the Options (whether or not vested) to be exercised in order to permit the Shares subject to the Options to be sold as part of the purchase transaction, and the Board may send a notice in writing to the Optionee informing the Optionee that his or her Options are deemed to have been terminated in accordance with Section 4.1, and the Optionee shall be entitled to such portion of the price payable pursuant to the purchase transaction as is calculated in accordance with Section 4.1.

2.4 MANNER OF EXERCISE OF OPTIONS

The Options may be exercised only by the Optionee, or by the person or persons entitled to exercise the same pursuant to the provisions of Section 2.7. Subject to the Stock Option Plan and any regulations and administrative policies under the Stock Option Plan, the Options may be exercised only by the delivery to the Corporation at its registered office of written notice of election to exercise the Options, specifying the number of Shares for which the Options are being exercised and accompanied by payment in full of the purchase price of the Shares then purchased by cash or certified cheque in favour of the Corporation.



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2.5 COMPLIANCE WITH REQUIREMENTS

(a) The notice under Section 2.4 shall constitute the Optionee's acknowledgement of, and undertaking to comply with, to the satisfaction of the Corporation and its counsel, all applicable legal or other requirements of a Stock Exchange and of any applicable regulatory authority. Such requirements may include:

     (i) the placement of legends on share certificates restricting transfer of such Shares;

     (ii) the making of representations by the Optionee that the Optionee is acquiring such Shares for investment and not with a view to distribution;

     (iii) the filing of any required information or statements with a Stock Exchange or any applicable regulatory authority; and

     (iv) the making of arrangements with the Optionee's employer (if the Optionee provides his services through a personal services corporation) to withhold income taxes that may become payable pursuant to the Optionee's exercise of Options under this Agreement.

(b) The Corporation may at its election require that this Agreement be presented for endorsement upon the exercise of the Options.

2.6 TERMINATION OF EMPLOYMENT OR ENGAGEMENT

(a) Subject to Section 2.7 and any express resolution passed by the Board with respect to the Options, the Options and all rights to purchase pursuant thereto, shall expire and terminate:

     (i) if the Optionee's employment or engagement is terminated by the Corporation without cause, sixty (60) days after the date that the Optionee ceases to be a director, officer or employee of the Corporation or of any subsidiary of the Corporation ("SUBSIDIARY"); or

     (ii) if the Optionee resigns, within thirty (30) days after the date the Optionee ceases to be a director, officer or employee of the Corporation or of any Subsidiary.

(b) If the Optionee is a Consultant, the termination of the Options shall be in accordance with the Optionee's Personnel Contract or, if the termination of the Options is not specifically dealt with in the Personnel Contract, then the Options shall be terminated as though the Consultant were an employee.

(c) The Options shall not be affected by any change of employment of the Optionee or by the Optionee's ceasing to be a director where the Optionee continues to be employed by the Corporation or continues to be a director of a Subsidiary or an officer of the Corporation or a Subsidiary.

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2.7 DEATH, MENTAL DISABILITY OR PHYSICAL DISABILITY OF OPTIONEE

If, before the expiry of the Options in accordance with the Options' terms, the Optionee's employment or engagement terminates by reason of:

(a) the death of the Optionee;

(b) the mental disability of the Optionee; or

(c) the physical disability of the Optionee,

such Options may, subject to the terms of the Options and the Stock Option Plan, be exercised by:

(d) the legal representative of the Optionee's estate;

(e) the legal representative of the Optionee; or

(f) the Optionee, as the case may be, at any time during the first twelve (12) months following the Optionee's termination, provided that the exercise occurs prior to the expiry of the Options in accordance with the Options' terms and that the exercise is limited to the extent that the Optionee was entitled to exercise the Options at the date of the Optionee's termination.

                                    ARTICLE 3
                               ISSUANCE OF SHARES

3.1 REGULATORY APPROVALS AND REGULATORY REQUIREMENTS

(a) The obligation of the Corporation to issue and deliver any Shares in accordance with this Agreement shall be subject to any necessary approval of the Stock Exchange and any other regulatory authority having jurisdiction over the securities of the Corporation. If any Shares cannot be issued to the Optionee for whatever reason, the obligation of the Corporation to issue such Shares shall terminate and any Option Price paid to the Corporation shall be returned to the Optionee.

(b) If at any time the Corporation determines, in its sole discretion, that it is necessary or desirable to comply with the legal or other requirements of a Stock Exchange or any other regulatory authority as a condition of, or in connection with, the exercise of Options or the issue of Shares under Options, then the Optionee's exercise of the Options shall not be effective unless the Optionee complies with such legal or other requirements in a manner satisfactory to the Corporation.

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3.2 ISSUANCE OF SHARES

Neither the Optionee nor the legal representative of the Optionee shall be, nor shall be deemed to be, a holder of any Shares until the Corporation issues a certificate (or certificates) for such Shares. Subject to Section 3.1, upon the Optionee's exercising the Options and paying the Corporation the purchase price for the Shares in respect of which the Options have been exercised, the Corporation shall as soon as practicable issue and deliver a certificate (or certificates) representing the Shares so purchased, registered in the name of the Optionee or the Optionee's estate, as the case may be.

3.3 EXTENT OF LIABILITY FOR NON-ISSUE OF SHARES

If for any reason other than the failure or default of the Optionee, the Corporation is unable to issue and deliver the Shares as contemplated in this Agreement to the Optionee upon the exercise by the Optionee of the Options to purchase any of the Shares covered by the Options, the Corporation will pay, in complete satisfaction of its obligations hereunder, to the Optionee, in cash, an amount equal to the difference between the Option exercise price and the fair market value of such Shares on the date that the Optionee gave notice of such exercise in accordance with Section 2.4, as though the Shares were listed on a Stock Exchange and the Options had been terminated in accordance with Section
4.1. If the Shares are not listed on a Stock Exchange, the fair market value of the Shares shall be as determined by the Board, acting reasonably. If the Shares are listed on a Stock Exchange, then the fair market value of the Shares shall be the closing price of the Shares on the Stock Exchange on the last trading day immediately preceding the date of exercise of rights.

                                    ARTICLE 4
                            SHARE APPRECIATION RIGHTS

4.1 SHARE APPRECIATION RIGHTS

Provided the Shares are listed on a Stock Exchange, and with the consent of the Board, an Optionee may, rather than exercise an Option which the Optionee is entitled to exercise under this Stock Option Plan, elect to terminate the Option in whole or in part and, in lieu of receiving the Shares to which the terminated Option relates, receive the number of Shares, disregarding fractions, which, when multiplied by the fair market value of the Shares to which the terminated Option relates, has a value equal to the product of the number of Shares to which the terminated Option relates multiplied by the difference between the fair market value and the Option Price of the Shares to which the terminated Option relates, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation. The fair market value of the Shares shall be the closing price of the Shares on the Stock Exchange on the last trading day immediately preceding the date of exercise of rights under this Section 4.1.

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                                    ARTICLE 5
                                  OTHER MATTERS

5.1 NO FRACTIONAL SHARES

The Corporation shall not be obligated to issue fractional Shares in satisfaction of its obligations under this Agreement.

5.2 RIGHTS NOT ASSIGNABLE

Except as provided in Section 2.7 or by the laws of descent and distribution, the rights of the Optionee under this Agreement are personal to the Optionee and are not assignable.

5.3 RESTRICTION ON PARTICIPATION BY RESIDENTS OF FOREIGN JURISDICTION

If the Optionee is a resident of a foreign jurisdiction, the Optionee represents and warrants that the Optionee's participation in the Stock Option Plan pursuant to this Agreement is in accordance with and does not violate any securities or other legislation of the Optionee's resident jurisdiction.

5.4 OTHER MATTERS

The Options and the rights of the Optionee shall be subject to all the terms, conditions and restrictions set out in the Stock Option Plan attached as Schedule A. Without limiting the generality of the foregoing, the Options and the rights of the Optionee are subject to the provisions of the Stock Option Plan relating to: when rights as a shareholder arise; the lack of a contract of employment rights; the effect of the right to purchase pro rata additional shares; the substitution of Shares on consolidation, merger, etc.; the adjustment of Shares by reason of a stock dividend, consolidation, etc.; and Take-Over Bids, etc.

5.5 COMPLIANCE WITH APPLICABLE LAW

If a provision of this Agreement or the Options contravene any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

5.6 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.7 PRIORITY OF AGREEMENT

The Optionee acknowledges that a copy of the Stock Option Plan has been attached as Schedule A to this Agreement. The Optionee acknowledges that upon any conflict between the terms of the Stock Option Plan and this Agreement the terms of this Agreement shall prevail.

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be signed, sealed and delivered by their respective authorized signatories as of the date first written above.

ISOPIA INTERACTIVE NETWORK INC.

Per:
         President

Per:
         Director

WITNESS TO SIGNATURE OF OPTIONEE:

---------------------------------
Signature of Optionee

---------------------------------
Signature of Witness

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